AMENDED AND RESTATED
TECHNOLOGY LICENSE AGREEMENT

This Amended and Restated Agreement is made as of the 10th day of July, 2006,

Between:
Dr. Melvin L. Prueitt, an individual residing at 161 Cascabel, Los Alamos, NM
87544, his heirs and/or his assigns (the “Licensor”)
And:
Open Energy Corporation, a Nevada corporation, with offices at 514 Via de la Valle, Suite 200, Solana Beach, CA 92075 (the “Licensee,” and, collectively, with Licensor, the “Parties”),

and it amends and restates the Amended and Restated Technology License Agreement dated the 17th day of March, 2006, (the “Prior Agreement”) between the Parties as well as the Technology License Agreement dated the 21st day of July, 2005, (the “Original Agreement”) between the Parties.

ARTICLE I. RECITALS

1.1 Licensor has invented certain technology which may be able to economically collect solar energy using a novel method of non-imaging optics. Among other uses, this technology may be able to be used to produce steam to drive a generator to produce electrical power or to produce desalinated water from seawater or brackish water.

1.2 Patent applications have been filed with Melvin L. Prueitt (161 Cascabel, Los Alamos, NM 87544) named in each such application as the sole inventor. These applications are (a) Provisional U.S. Patent Application Serial No. 60/648,865, filed February 1, 2005, and (b) nonprovisional patent applications in the U.S. and abroad claiming priority to that provisional patent application, namely, (b.i) Nonprovisional U.S. Patent Application Serial No. 11/341,628, titled “Concentrating Solar Power” and filed at the U.S. Patent and Trademark Office (USPTO) on January 27, 2006, (b.ii) International Patent Application No. PCT/US06/03071, titled “Concentrating Solar Power” and filed at the USPTO’s Receiving Office pursuant to the Patent Cooperation Treaty (PCT) on January 27, 2006, and (b.iii) Gulf Cooperation Council (GCC) Patent Application No. GCC/P/2006/5739, titled “Concentrating Solar Power” and filed at the GCC Patent Office in the Middle East on January 31, 2006. These applications (a), (b.i), (b.ii), and (b.iii) are hereinafter referred to as the “Patent Applications”.

1.3 Licensor and Licensee desire to enter into an exclusive license agreement for the Licensed Technology (as defined below) to apply it to distributed energy systems, electric power plants, saline water desalination systems, and other applications. A separate Technology Consulting Agreement will provide for technical support of this activity by the Licensor. Licensee also desires to undertake to develop the Licensed Technology further and to maintain the Licensed Technology. Licensee also agrees to organize a program for research, sales, marketing, advertising, promotion, and distribution of products and devices incorporating Licensed Technology, to arrange for manufacturing facilities, expansion into foreign markets, and sublicenses, and to obtain the financing and business ability and to aggressively engage in every activity needed to produce and sell those products and devices in a timely manner.

1.4 The responsibilities of the Licensor under this Agreement are solely limited to providing a license to the technology, and under a separate Technology Consulting Agreement to provide technology development and design support. The Licensee is responsible for all other necessary activities related to this demonstration and commercialization effort, including but not limited to, obtaining funds, obtaining necessary permits, design and construction activities, facility testing and operations, materials acquisition, marketing.

ARTICLE II. DEFINITIONS

2.1 As used in this Agreement the following terms shall, unless the context otherwise requires, have the following meanings:

2.2 “Commencement Date” means the date of the Original Agreement which is July 21, 2005.

2.3 "Confidential Information" means any information relating to or disclosed in the course of this Agreement which is or should be reasonably understood to be confidential or proprietary. "Confidential Information" does not include information: (a) already lawfully known to the receiving party, (b) disclosed in published materials, (c) generally known to the public, (d) independently developed without reference to the Confidential Information as demonstrated by written documentation, or (e) lawfully obtained from any third party.

2.4 "Control" (including the terms "controlling," "controlled by," and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of Licensee or the power of the Licensee to direct or cause the direction of the management and policies of affiliates, subsidiaries, or sublicensees, whether through the ownership of voting securities, by contract, or otherwise.

2.5 "Field of Use" means the collecting of solar energy to generate electricity, desalinate water, and all other industrial applications.

2.6 “Licensed Commodity Product” shall mean generated electrical power or desalinated water or other pumped liquids that are generated or purified, as applicable, using any product or device which, or the manufacture, use or sale of which, is covered by a Valid Claim of the Patent Rights. For purposes of clarity, Licensed Commodity Products are a subset of Licensed Products.

2.7 "Licensed Product" means any product or device which, or the manufacture, use, or sale of which, is covered by a Valid Claim of the Patent Rights, including but not limited to Licensed Commodity Products. A solar collector that resembles the invention described in Article 1.2 but does not have a flexible film cone reflector does not fit this definition of “Licensed Product.” If a cable tracking system defined in the patent application of Article 1.2 is used to point an array of solar collectors, then the cable tracking system part of the system may be a “Licensed Product” if it is covered by a Valid Claim of the Patent Rights.

2.8 "License Term" means the period from the Commencement Date to the earlier of: (a) the later of (a.i) twenty years from January 27, 2006, and (a.ii) the date of expiration of the last to expire of any issued patent within the Patent Rights; or (b) the date this Agreement is terminated pursuant to Article VIII of this Agreement.

2.9  "Licensed Technology" means the Patent Rights and the Technology as defined herein and any future modifications or improvements to the Technology.

2.10  “Net Sales” shall mean the gross amount received by Licensee or a sublicensee of Licensee, as applicable, for sales, distributions, leases, or other disposals of Licensed Products to any third parties, which received gross amount may be the result of certain customary trade, quantity, or cash discounts to the extent actually allowed and taken, less the following: (i) amounts repaid or credited by reason of rejection or return; (ii) any taxes or other governmental charges levied on the production, sale, shipping, delivery, or use of a Licensed Product which is paid by or on behalf of Licensee; and (iii) transportation costs paid or allowed and costs of insurance for a Licensed Product. Net Sales shall occur on the date Licensee receives payment. If a Licensed Product is sold, distributed, or otherwise disposed of for non-cash consideration, then Net Sales shall be calculated based on the amount of the Licensed Product charged to an independent third party during the same calendar quarter or, in the absence of such sales, on the fair market value of the Licensed Product, and in either case less the deductions set forth above. In the case of a sale that contains a Licensed Product as a component and at least one other active component (a “Combination Product”), Net Sales shall mean the gross amount received by Licensee, as applicable, on sales of the Combination Product less the deductions set forth above, multiplied by a proration factor that is determined as follows: (i) if all components of the Combination Product were sold separately during the same or immediately preceding calendar quarter, the proration factor shall be determined by the formula (A / (A+B)), where A is the aggregate gross sales price of all Licensed Product components during such period when sold separately from the other active components, and B is the aggregate gross sales price of the other active components during such period when sold separately from the Licensed Product components; or (ii) if all components of the Combination Product were not sold separately during the same or immediately preceding calendar quarter, the proration factor shall be determined by the formula (C / (C+D)), where C is the mutually-agreed cost of the Licensed Product components during the prior calendar quarter and D is the mutually-agreed cost of the other active components during the prior calendar quarter, with such costs being determined in accordance with generally accepted accounting principles.

2.11 “Patent Rights” shall mean the Patent Applications and any divisionals, continuations, and continuations-in-part thereof (in the U.S. and abroad) as well as any patents issuing from any of the foregoing (in the U.S. and abroad), and including any reexaminations, reissues, renewals, revivals, or extensions of such patents.

2.12 “Technology” shall mean any know-how, substances, formulas, compositions, devices, apparatuses, techniques, prototypes, models, trade secrets, methods, practices, processes, technical plans and designs, data, blueprints, including improvements, changes, developments, and modifications thereto, which specifically relate to the technology described in Section 1.1 of this Agreement and/or the Patent Rights, in the Field of Use, during the License Term.

2.13 “Territory” shall mean the entire world, for which Licensor grants to Licensee rights for Licensed Technology.

2.14 “Valid Claim” shall mean a claim of an unexpired patent or a pending patent application, which shall not have been withdrawn, cancelled, or disclaimed, nor found unpatentable, invalid, or unenforceable by a court or other authority of competent jurisdiction.

ARTICLE III. LICENSES

3.1 Grant of Licensed Technology. Licensor grants to Licensee during the License Term the exclusive right and license in the Field of Use throughout the Territory under the Licensed Technology to manufacture, have manufactured, use, market, have marketed, sell, have sold, import, and have imported Licensed Product. This granted exclusive right and license is exclusive of Licensor, in that the Licensor does not retain any right to and shall not manufacture, have manufactured, use, market, have marketed, sell, have sold, import, or have imported Licensed Product during the License Term.

3.2  Sublicenses. The rights in Licensed Technology granted by Licensor to Licensee include the right to grant sublicenses as Licensee deems prudent or necessary to carry out its rights and obligations pursuant to this Agreement, provided, however, that the terms and conditions of any such sublicenses shall be consistent with the terms and conditions of this Agreement. Licensee shall provide Licensor with prompt notification of the identity and address of each affiliate or permitted sublicensee to which it grants a sublicense and Licensee shall in a timely manner provide Licensor with a copy of each sublicense agreement.

3.3 Commercial Exploitation. Licensee will use its commercially reasonable best efforts to commercialize technology generally described in Section 1.1 of this Agreement (which may be branded using the “Suncone” mark).

3.4 Access to Know-How and Technology. Licensor agrees to make available to Licensee all tangible embodiments of Technology under its control (including without limitation all diagrams, technical documentation and user manuals, charts, lab books, databases, test results, drawings, relevant instruction sets, and other documentation) and to reasonably cooperate with Licensee with respect to the transfer to Licensee of the Technology and any other know-how related to the Licensed Technology.

3.5 Improvements. For any improvements, changes, developments, and/or modifications in or of the Licensed Technology that result from performance under this Agreement, Licensor and Licensee hereby agree that Licensee shall be the sole owner of any such improvements, changes, developments, and/or modifications, with the understanding that Licensor and Licensee will negotiate in good faith regarding a license to Licensor of any such improvements, changes, developments, and/or modifications.

ARTICLE IV. TRADEMARK PROVISIONS

4.1 Assignment. Licensor hereby assigns to Licensee any and all of Licensor’s right, title, and interest in and to the mark SUNCONE (the “Trademark”) together with all related goodwill, including all rights therein provided by international conventions and treaties, as well as any and all rights derived from use of the Trademark, either by Licensor or by any licensees of Licensor, as well as the right to sue for past, present and future infringement thereof.

4.2 Ownership. Licensee shall own all right title and interest in and to the Trademark, and Licensee shall have the exclusive right to seek and obtain U.S. and foreign registration for the Trademark without the consent or approval of Licensor.

4.3 Further Assurances. Licensor shall timely execute and deliver any document(s) and perform any such act(s) deemed necessary or desirable by Licensee, at Licensee’s expense, to record and/or perfect the interest of Licensee in and to the Trademark. Licensor shall not enter into, and has not entered into, any agreement in conflict with this Article IV of this Agreement.

ARTICLE V. REPRESENTATIONS

5.1 Representations and Disclaimers by Licensor. Licensor represents that the following representations are true with respect to Licensed Technology:

5.1.1 To the best of his knowledge, Licensor owns the exclusive right, free and clear of all liens, claims and restrictions of third parties, to use the Licensed Technology without infringing upon or otherwise acting adversely to any right or claimed right of others and to bring actions for the infringement of Licensed Technology.

5.1.2 To the best knowledge of Licensor, there is no pending or threatened claim or litigation against Licensor contesting Licensor's rights in and to the Licensed Technology nor does there exist any basis for such claim or litigation, nor has Licensor received any notice that any right of Licensor to Licensed Technology conflicts with the asserted rights of others.

5.1.3 Licensor represents and warrants that (a) he is the sole and exclusive owner of all right, title, and interest in and to the Patent Applications, (b) he has the right to grant the licenses and rights granted herein, (c) he has not, and will not during the License Term except as allowed under Section 11.1, grant any other license or any other right in or to the Patent Rights or the Technology, and (d) he has not and will not enter into any agreement that conflicts with any of the terms of this Agreement.

5.1.4 Licensor hereby disclaims and shall have no liability for any damages, refund of royalties or any other sums received or for any other claims, damages, fees, costs, attorneys fees or expenses resulting from the non-issuance or limited issuance of the Patent Rights contemplated under this Agreement. Licensor does not make any representation whatsoever regarding the probability or likelihood of such issuance, non-issuance or limited issuance of the Patent Rights contemplated under this Agreement.

5.1.5 Except for the express representations and warranties made herein, Licensor makes no representation or warranty whatsoever and hereby disclaims the same, regarding whether or not a commercially viable technology, system or device - or a successful commercial enterprise—will ever be developed or occur based upon or incorporating the Licensed Technology.

5.2 Representations and Disclaimers by Licensee.

5.2.1 Licensee hereby warrants and represents: (1) that it is capable of providing or obtaining funding related to this Agreement; (2) that it is duly authorized to do business in the State of Nevada and in the other jurisdictions in the United States and elsewhere in which it is presently doing business; (3) that it has no material outstanding lawsuits, liens or other claims pending against it; and (4) that only subject to Licensor’s prior written approval and in Licensor’s sole discretion may Licensee, its affiliates, sublicensees, contractors, employees or any entity or person controlled by Licensee allow, the Patent Rights to be encumbered, used as collateral, or be subject to a security interest. The Parties acknowledge and agree that any action by Licensee in violation of this 5.2.1(4) shall be void ab initio and may result in termination of this Agreement by Licensor.

5.2.2 Except for the express representations and warranties made herein, Licensee disclaims all warranties, express or implied.

5.3 Limitation of Liability. Neither party shall be liable for any indirect, consequential, incidental, special or punitive damages, including but not limited to loss of profits, arising out of or in connection with this agreement or the operation of the products, whether as a result of a breach of contract, warranty or tort (including negligence, strict liability) or otherwise, even if the otherwise liable party has been advised of the possibility of such damages.

ARTICLE VI. CONFIDENTIALITY

 6.1 Confidentiality.

6.1.1 During and after the License Term, Licensee and Licensor will keep confidential and not disclose to its employees, vendors, customers or others all Confidential Information disclosed to Licensee by Licensor or to Licensor by Licensee under this Agreement except that, on a need to know basis, Licensee and Licensor may disclose Confidential Information to employees, subcontractors, customers or others who have executed confidentiality agreements obligating them to Licensee or Licensor at least to the same extent that Licensee and Licensor are obligated to Licensee or Licensor under this Article. The Licensee and Licensor shall exercise every effort to monitor and enforce compliance of such confidentiality agreements with employees and subcontractors, customers or others.

6.1.2 Licensee will obtain from all prospective sublicensees confidentiality agreements covering information disclosed to them by Licensee. The agreements shall obligate the sublicensees to Licensee with respect to Confidential Information at least to the same extent that Licensee is obligated to Licensor under this Article. The obligation extends to Licensee's controlled, controlling, affiliated or related companies, if any. Copies of all confidentiality agreements will be kept on file at Licensee’s principal place of business.

ARTICLE VII. ROYALTIES AND PAYMENTS

7.1  Licensed Technology. For the grant of the rights set forth in Article III above, Licensee will pay Licensor the following royalties (the “Royalties”):

(i) a royalty equal to 5% of Net Sales received by Licensee from the sale or lease of Licensed Product (other than Licensed Commodity Product).

(ii)  a royalty equal to 2% of Net Sales received by Licensee from the sale or delivery of Licensed Commodity Product (but not of other Licensed Product).

(iii) If the Licensee sublicenses the Licensed Technology to sublicensees, the sublicensees shall pay the royalties set forth in this Section 7.1 on Net Sales received by such sublicensees directly to Licensor and, subject to such payment being made by such sublicensees, Licensee shall owe no royalties on any sublicense fees it receives and receipt of such sublicense fees shall not be deemed Net Sales hereunder.

(iv)  If the Licensee becomes well established in its production and marketing of the Licensed Products, or if there are markets in which the margin of profit is very small, the above royalty percentages for those markets may reasonably be renegotiated and modified upon mutual agreement of the Parties.

7.2 Form of Lease and Sale. Unless the Parties agree, in writing, otherwise, royalties payable under this Article will be paid for each Licensed Product that is leased or sold by or for Licensee or its sublicensees, regardless of whether the Licensed Product is sold or leased alone or incorporated into subassemblies or finished products.

7.3  Royalty Period. The accounting for Royalties under this Article VII shall be on the basis of three-month periods beginning three months from the Commencement Date. Each three-month period is called in this Agreement a “Royalty Period”.

7.3.1 Audit. Upon a written request from Licensor, Licensee shall provide Licensor within a reasonable period of time a Summary Audit of Licensee for the three years immediately prior to the date of request for such Audit.

7.4 Statements and Payments to Licensor. Within forty-five (45) days following the end of each Royalty Period, Licensee will furnish Licensor with a written statement of the known royalties due to Licensor hereunder for the Royalty Period, setting forth the computation of the royalties, but such a statement will be furnished by Licensee to Licensor only if a royalty amount is actually due by Licensee to Licensor. The statement, when furnished, will also include information reasonably necessary to facilitate verification of the royalty calculation and the identification of Licensed Products for which royalties are due from Licensee. Payment by Licensee will accompany each such statement.

7.5 Equity Interest in Licensee. Within fifteen (15) days of execution by both Parties of this Agreement and of the Warrant at Exhibit A, Licensee shall issue to Licensor One Hundred Thousand (100,000) shares of Licensee’s common stock, all of which shares shall be registered under the Securities Act of 1933, as amended, and subject only to a mutually agreeable lock-up agreement for not more than ninety (90) days and to the restrictions of Rule 144. Coincident with the execution of this Agreement, and in further consideration of the license granted herein, Licensor shall issue Licensee a warrant in the form attached as Exhibit A hereto (the “Warrant”) to purchase up to Two Million Two Hundred Thirty Three Thousand Four Hundred Thirty Eight (2,233,438) shares of Licensee’s Common Stock (the “Common Stock”) in the amounts and at the times set out in Exhibit B to the Warrant.  It is understood between the Parties that this Warrant and the rights to exercise the right to purchase the stock thereunder are fully vested in Licensor and shall survive termination this Agreement. The term of the Warrant shall be five (5) years and the vesting schedule of the Warrant shall be as set forth in Exhibit B. The per share exercise price to purchase the Common Stock underlying the Warrant shall be $1.50, subject to adjustment as provided in the Warrant. The Warrant shall not be assignable without the consent of Licensee.

7.6 Licensee Commercial Diligence. Licensee shall: (1) upon the Commencement Date, commence and fund a six-month Licensee development project to develop a working prototype of a solar collector (which may be branded using the “Suncone” mark) and expend or devote resources equal to at least $300,000 during such time period; (2) within eight months of the Commencement Date, commence and fund the development of a commercial solar collector (which may be branded using the “Suncone” mark); (3) within 36 months of the Commencement Date, fund the engineering of a solar power plant utilizing an array of solar collectors (which may be branded using the “Suncone” mark); and (4) provide the funding for the commercialization of technology generally described in Section 1.1 of this Agreement (which may be branded using the “Suncone” mark) on a global basis in a timely manner; in each case either through internal Licensee programs or through external programs funded by Licensee (or a combination of the two).

7.7 Further Funding. In addition to timely funding the development of working prototypes and construction of power plants, Licensee agrees to provide appropriate funding for continued research and development, as well as patent and trademark filings, legal and accounting fees, and expenses related to the management and marketing of the technology. For purposes of clarity, Licensor acknowledges that Licensee shall own all rights to any results of such projects funded by it as required under Sections 7.6 and 7.7, including any prototypes, products, or inventions or discoveries made by Licensee, subject to Licensor’s rights to the underlying Licensed Technology as set forth herein.

7.8 Books of Account Examination. Licensee will at all times keep complete, true and correct books of account containing a current record of leases, sales, sublicense royalties, and other data in sufficient detail to enable the royalties payable under this Agreement to be computed and verified. Subject to reasonable confidentiality restrictions and undertakings, Licensee will permit Licensor, Licensor's duly authorized agent, or an independent certified public accountant appointed by Licensor to have access for inspection of pertinent books of account at reasonable times during business hours, provided that Licensor shall not request to conduct such an audit more than once in any twelve month period.

7.9 Currency. All royalties due hereunder will be paid in United States Dollars.

7.10 Taxes. The Parties to this Agreement shall be responsible for and shall pay all taxes imposed on their respective pertinent portion of all revenues they receive.

ARTICLE VIII. TERM OF GRANTS AND TERMINATION

 8.1 Termination of Agreement. This Agreement and the licenses and rights granted pursuant to this Agreement may be terminated upon the occurrence of any of the following events:

8.1.1 Either of the Parties may terminate upon written notice to the other stating that the other has committed a substantial breach of this Agreement, specifying such breach, provided that such breach is not cured within a 30-day period following receipt of such notice by the other.

8.1.2 Licensor may terminate upon Licensee’s failure to make any required royalty payments according to Article VII of this Agreement and failure to cure such breach within thirty days of written notice from Licensor.

8.1.3 Licensor may terminate upon commencement of proceedings by or against Licensee under the Bankruptcy Code or state insolvency laws which are not dismissed within sixty days of such commencement.

8.1.4 Either of the Parties may terminate if no Licensed Product is sold or marketed by 12 months from the date of signing of this Agreement, and either of the Parties may terminate in 90 days by providing written notice of termination to the other.

8.2  License Following Termination. Following any termination of this Agreement, other than as a result of breach by either of the Parties, Licensee shall retain a non-exclusive license under the Licensed Technology solely for and limited to manufacturing, having manufactured, using, selling, having sold, marketing, and having marketed all Licensed Products (i) then on hand (whether in the possession of Licensee or its sublicensees, assignees, agents or distributors); (ii) that Licensee (or such sublicensees, assignees, agents or distributors) can manufacture with materials then on hand that were specifically purchased for the purpose of manufacturing Licensed Products; and (iii) for which Licensee is obligated to fulfill bona fide orders placed prior to the date of termination of this Agreement. Upon completion of the foregoing, Licensee’s non-exclusive license set forth in this Section 8.2 of this Agreement shall automatically terminate. Nothing in this Section 8.2 or anywhere else in this Agreement alters Section 3.5 in Article III.

8.2.1 Licensee Owned Plants and Licensee Royalties. In addition to the foregoing, upon any termination of this Agreement, Licensee and its sublicensees shall retain a perpetual license under the Licensed Technology to operate any desalination or power plants that Licensee or any sublicensee owns or is actively constructing upon termination of this Agreement, and to manufacture, repair, and replace any Licensed Products used in such desalination or power plants as necessary to fully operate such plants, with the condition that Licensee and its sublicensees continues to pay all royalties to Licensor from such plants pursuant to Article VII. If Licensee is receiving royalties from plants that Licensee has sold to other entities, Licensee may continue to receive such royalties with the condition that its sublicensees continue to pay Royalties to Licensor (pursuant to Section 7.1) on the Net Sales received by such sublicensees as set forth in Section 7.1(iii).

8.3 Royalty Payments. Licensee is obligated to pay royalties that are accrued up to the date of any termination of this Agreement under Section 8.1. After termination under Section 8.1, Licensee is obligated to pay any royalties that are accrued up to the date of the automatic termination of any non-exclusive license pursuant to Section 8.2. After termination under Section 8.1, Licensee also is obligated to pay any royalties on any Licensed Commodity Products but only until the last to expire Valid Claim of the Patent Rights.

8.4 Sublicensees. In the event this Agreement is terminated, Licensor agrees to deal in good faith with Licensee and/or any sublicensees, and not unreasonably refuse, to convert any sublicense into a direct license with Licensor and thereby retain all rights licensed to such sublicensee in its sublicense agreement with Licensee subject to such sublicensee paying all royalties that would have been due to the Licensee directly to the Licensor.

8.5 Intellectual Property. Upon termination of this Agreement, except as otherwise expressly set forth herein, all rights to the Patent Rights shall revert to Licensor, his heirs and/or his assigns. As indicated in Section 3.5, Licensee shall be the sole owner of any improvements, changes, developments, and/or modifications in or of the Licensed Technology that result from performance under this Agreement, and Licensor and Licensee will negotiate in good faith regarding a license to Licensor of any such improvements, changes, developments, and/or modifications.

8.6 Royalty Payments to Licensee. Upon termination of this Agreement, if Licensee has provided sufficient funds for the development of commercial models as set forth below, and if the Licensed Technology is later licensed to another entity, Licensee shall receive a royalty on Net Sales received by such other licensed entity or entities according to the following table:

Funds Provided by Licensee that are	Royalty
Related to Technical Development
of the Licensed Technology
$ 250,000	0.5%
$ 500,000	1%
$ 1,000,000	2%
$ 3,000,000	3%

ARTICLE IX. MARKING

9.1 Affixed to Licensed Products. If any of the Patent Applications issue as a patent, Licensee will affix (or require any sublicensee or assignee of Licensee to affix) to each Licensed Product or to the package containing such Licensed Product or to an insertion slip in the package with each Licensed Product, a legible notice reading: "Licensed under one or more of the following patents," followed by a list of patent numbers applicable to such Licensed Product.

ARTICLE X. INFRINGEMENT

10.1 Notice of Infringement. Each of the Parties shall promptly report in writing to the other during the License Term any suspected infringement of the Patent Rights and any suspected unauthorized use or misappropriation of any Technology in the Field of Use of which it becomes aware, and shall provide the other with all available evidence supporting such suspected infringement or unauthorized use or misappropriation.

10.2. Primary Right. Licensee shall have the primary right, but not the obligation, to initiate an appropriate suit anywhere in the world against any third party who at any time is suspected of infringing all or any portion of the Patent Rights or using without proper authorization all or any portion of the Technology in the Field of Use. Licensee shall give Licensor sufficient advance notice of its intent to file such suit and the reasons. Further, Licensee shall keep Licensor informed, and shall from time to time consult with Licensor regarding the status of any such suit. Licensor shall promptly become a named party in any such suit where Licensor’s failure to be a named party will result in Licensee’s inability to bring or maintain the suit.

10.3 Licensee Participation. Licensee shall have the sole and exclusive right to select counsel for any suit referred to in this Article X and shall, except as provided herein, pay all expenses of the suit, including without limitation attorneys' fees and court costs. Licensor shall have the right, but not the obligation, to contribute fifty percent (50%) of the costs incurred in connection with such litigation and, if it so elects, any damages, royalties, settlement fees or other consideration received by Licensee for past infringement or misappropriation as a result of such litigation shall be shared by Licensee and Licensor pro rata based on their respective sharing of the costs of such litigation. In the event that Licensor elects not to contribute to the costs of such litigation, Licensee shall be entitled to retain any damages, royalties, settlement fees or other consideration resulting therefrom. If necessary, Licensor shall join as a party to the suit but shall be under no obligation to participate except to the extent that such participation is required as the result of being a named party to the suit. Licensor shall offer reasonable assistance to Licensee at no charge to Licensee except for reimbursement of reasonable out-of-pocket expenses incurred in rendering such assistance. Licensor shall have the right to participate and be represented in any such suit by its own counsel at its own expense. Licensee shall not settle any such suit involving rights of Licensor without obtaining the prior written consent of Licensor, which consent shall not be unreasonably withheld.

10.4 Licensor’s Right. In the event that Licensee elects not to initiate an infringement or other appropriate suit pursuant to Article X of this Agreement, Licensee shall so advise Licensor, and Licensor shall have the right, at the expense of Licensor, of initiating an appropriate suit anywhere in the world against any third party who at any time is suspected of infringing all or any portion of the Patent Rights or using without proper authorization all or any portion of the Technology in the Field of Use. Licensor shall give Licensee sufficient advance notice of its intent to file such suit and the reasons, and shall provide Licensee with an opportunity to make suggestions and comments regarding such suit. Furthermore, Licensor shall keep Licensee informed, and shall from time to time consult with Licensee regarding the status of any such suit.

10.5 Licensee’s Participation. In exercising its rights pursuant to Section 10.4 of this Agreement, Licensor shall have the sole and exclusive right to select counsel and shall, except as provided herein, pay all expenses of the suit including without limitation attorneys' fees and court costs. Licensee, in its sole discretion, may elect to contribute fifty percent (50%) of the costs incurred by Licensor in connection with such litigation and, if it so elects, any damages, royalties, settlement fees or other consideration received by Licensor for past infringement or misappropriation as a result of such litigation shall be shared by Licensee and Licensor pro rata based on their respective sharing of the costs of such litigation. In the event that Licensee elects not to contribute to the costs of such litigation, Licensor shall be entitled to retain any damages, royalties, settlement fees or other consideration resulting therefrom. If necessary, Licensee shall join as a party to the suit but shall be under no obligation to participate except to the extent that such participation is required as a result of being a named party to the suit. At Licensor's request, Licensee shall offer reasonable assistance to Licensor in connection therewith at no charge to Licensor except for reimbursement of reasonable out-of-pocket expenses incurred in rendering such assistance. Licensee shall have the right to participate and be represented in any such suit by its own counsel at its own expense. Licensor shall not settle any such suit involving rights of Licensee without obtaining the prior written consent of Licensee, which consent shall not be unreasonably withheld.

ARTICLE XI. PATENT EXPENSES

11.1 During the License Term, Licensee shall have the primary right, but not the obligation, to prepare, file, prosecute and maintain all Patent Rights under Licensor’s name at Licensee’s own expense, using patent counsel selected by Licensee. Licensor agrees to cooperate with Licensee and counsel in such prosecution of U.S. and foreign patent applications for the Patent Rights. In the event that Licensee desires to abandon any Patent Rights or to decline responsibility for the maintenance or prosecution of any Patent Rights, Licensee shall provide Licensor with written notice of such desire within ninety (90) days of any applicable final deadline. Licensor then shall have the right, but shall not be obligated, to prepare, file, prosecute, and maintain at Licensor’s own expense any Patent Rights that Licensee desires to abandon and in those countries that Licensee chooses not to file patent applications, but, if Licensor intends to exercise this right, Licensor shall provide Licensee with written notice of such intent within forty-five (45) days of the applicable final deadline, and then Licensee has up until twenty (20) days before the applicable final deadline to reconsider and notify Licensor in writing of Licensees intent not to so abandon or decline. If Licensee does so notify Licensor, then Licensee shall take appropriate action to secure or maintain the Patent Rights and Licensor shall not. Licensee shall have no rights in any such abandoned or not-filed Patent Rights.

ARTICLE XII. INDEMNIFICATION

12.1 Indemnification by Licensor. Licensor agrees to indemnify, defend, and hold Licensee and its directors, officers, employees, representatives and agents harmless from and against any and all claims (including those for personal injury or death), losses, damages, obligations, liabilities and costs (including attorneys’ and other professional fees and other costs of litigation) arising out of or attributable to the gross negligence, willful misconduct or violation of law of or by Licensor in performance of its obligations under this Agreement.

12.2 Indemnification by Licensee. Licensee agrees to indemnify, defend, and hold Licensor harmless from and against any and all claims (including those for personal injury or death), losses, damages, obligations, liabilities and costs (including attorneys’ and other professional fees and other costs of litigation) arising out of or attributable to the gross negligence, willful misconduct or violation of law of or by Licensee in performance of its obligations under this Agreement, and in particular the manufacture or sale of the Licensed Products.

12.3 Indemnification Procedures. In the event that any person intends to claim indemnification pursuant to Section 12 (an “Indemnitee”) it shall promptly notify the indemnifying party (the “Indemnitor”) in writing of such alleged liability, provided that the failure to promptly notify the Indemnitor shall not relieve the Indemnitor of any obligation under this Agreement except to the extent such failure to provide prompt notice adversely impairs the Indemnitor’s ability to defend against the claim, suit or proceeding. The Indemnitor shall have the sole right to control the defense and settlement thereof, provided that (a) the Indemnitor may not consent to imposition of any obligation or restriction on the Indemnitee in any settlement unless mutually agreed among the Parties, (b) Indemnitor shall keep Indemnitee fully informed and permit the Indemnitee to participate (at Indemnitee’s expense) as the Indemnitee may reasonably request and (c) Indemnitee may, without affecting its right to indemnity hereunder, defend and settle any such claim, suit or proceeding if Indemnitor declines to defend against such claim, suit or proceeding or files for bankruptcy. The Indemnitees shall cooperate with the indemnifying party and its legal representatives in the investigation of any action, claim or liability covered by Section 12. The Indemnitee shall not, except at its own cost, voluntarily make any payment or incur any expense with respect to any claim or suit without the prior written consent of Indemnitor, which Indemnitor shall not be required to give, provided that the Indemnitee may, without affecting its right to indemnity hereunder, defend and settle any such claim, suit or proceeding if the Indemnitor declines to take responsibility or files for bankruptcy.

ARTICLE XIII. NOTICES

  Notices. All notices or other communications required by this Agreement will be in writing and will be hand delivered or sent by certified mail, or telecopy and will be regarded as properly given if sent to the parties or their representatives at the addresses located below:

If to Licensee:

David P. Saltman
Director, President, and CEO
Open Energy Corporation
514 Via de la Valle, Suite 200
Solana Beach, CA 92075

If to Licensor:

Melvin L. Prueitt
161 Cascabel
Los Alamos, NM 87544

From time to time during the License Term, the parties may, at their discretion, designate other representatives, addresses or addressees.

ARTICLE XIV. EXPORT COMPLIANCE

Compliance With Law. At all times during the License Term, Licensee and Licensor will comply in all respects with the Export Administration Act of 1979, 50 U.S.C. § 2401, et seq., the Arms Export Control Act, both as from time to time amended, with regulations promulgated under either, and with administrative acts pursuant to either, and with other applicable statutes and regulations of the United States

ARTICLE XV. BINDING EFFECT

Writing Required. This Agreement constitutes the complete agreement of the parties and cannot be modified except in writing signed by the parties. This Agreement shall bind, and inure to the benefit of, each of the parties and their personal representation, successors in interest and any approved assigns of Licensee. This Agreement and all amendments hereto shall be governed by and construed and enforced in accordance with the laws of the State of New Mexico as if between New Mexico residents and without reference to New Mexico’s rules, caselaw or doctrines concerning conflict of laws, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted.

ARTICLE XVI. SURVIVAL

Survival. The provisions set forth in Article II, Section 3.2 (only with regard to Sublicensee obligations), Article IV, Article V, Article VI, Article VII (only with regard to ongoing royalty payment obligations, if any), Article VIII, Article XIII, this Article XVI, Article XVII, Article XVIII, Article XIX, and Exhibit A (Warrant), and any provisions which expressly state they shall survive termination, shall survive the termination of any license granted hereunder and survive the termination of this Agreement in accordance with their terms.

ARTICLE XVII. COUNTERPARTS

This Agreement may be executed by facsimile and in several counterparts, each of which shall be deemed to be an original and all of which shall together constitute one and the same instrument.

ARTICLE XVIII. ARBITRATION

18.1 Agreement to Arbitrate. All disputes between Licensee and Licensor arising under this Agreement shall be resolved by binding arbitration in New Mexico, pursuant to the Commercial Arbitration Rules of the American Arbitration Association and the then current applicable New Mexico statutes and laws concerning arbitration , and judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, either party may seek injunctive relief in a New Mexico state or federal court of law to prevent irreparable harm to its interests or rights under this Agreement; the parties hereby agree to the exclusive jurisdiction and venue of such courts.

18.2 Disclosure of Possible Conflict. Licensor hereby declares that immediately upon the execution of this Agreement, that Licensor shall be both the Licensor and an interest owner of Licensee, and as such, Licensor hereby declares his recognition that a conflict may exist if a disagreement or a dispute arises between the Licensor and the Licensee. If such a disagreement or dispute arises, then Licensor shall, in recognition of the conflict agree to act solely as Licensor and thus forego any rights, other than rights to receive revenue or his obligations set forth in Section 7.5 above, he may have as a shareholder concerning such license dispute, until such time that disagreement or dispute is resolved.

ARTICLE XIX. ASSIGNMENT BY LICENSOR AND BY LICENSEE

Licensor may, in his sole discretion, assign his rights, obligations and interest in and under this Agreement and his intellectual property which is the subject of this Agreement, to a wholly owned corporation or limited liability company, and the Parties agree that upon such transfer or assignment of interest, then such entity shall, for all intents, purposes, liability, and performance required hereunder, supercede and replace Dr. Melvin L. Prueitt as the sole Licensor and as a Party under this Agreement. Licensee may assign and transfer all of its rights and obligations hereunder to any third party who agrees to be bound by the terms of this Agreement.

ARTICLE XX. Entire Agreement.

This Agreement, in combination with the Technology Consulting Agreement and the Warrant of Exhibit A and the Warrant’s vesting schedule in Exhibit B, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and the Technology Consulting Agreement and the Warrant and the Warrant’s vesting schedule. This Agreement, in combination with the Technology Consulting Agreement and the Warrant and the Warrant’s vesting schedule, supersedes all prior agreements, understandings, and negotiations, both written and oral, between the Parties with respect to the subject matter of this Agreement and the Technology Consulting Agreement and the Warrant and the Warrant’s vesting schedule, including without limitation the Original Agreement. No representation, warranty, inducement, promise, or understanding not set forth in this Agreement or the Technology Consulting Agreement or the Warrant or the Warrant’s vesting schedule has been made or relied upon by either Party. Neither this Agreement, the Technology Consulting Agreement, the Warrant, nor the Warrant’s vesting schedule is intended to confer upon any person or entity, other than the Parties, any rights or remedies hereunder. The Exhibits to this Agreement (that is, Exhibit A and Exhibit B) are and shall be deemed to be a part of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly empowered representatives as of the date of the Agreement first written above.

LICENSOR:

/s/ Dr. Melvin L. Prueitt
Dr. Melvin L. Prueitt

LICENSEE:
Open Energy Corporation

David P. Saltman
David P. Saltman, Director, President, and CEO

Exhibit A
Warrant

THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. NEITHER THIS WARRANT, SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS.

OPEN ENERGY CORPORATION

COMMON STOCK PURCHASE WARRANT

This document (this “Warrant”) certifies that, for good and valuable consideration, Open Energy Corporation, a Nevada corporation (the “Company”), grants to  Melvin Prueitt (the “Warrantholder”), the right to subscribe for and purchase from the Company, on or before the Expiration Time (as defined below), up to Two Million Two Hundred Thirty-Three Thousand Four Hundred Thirty-Eight (2,233,438) validly issued, fully paid and nonassessable shares of Common Stock of the Company (as may be adjusted, the “Warrant Shares”) at the exercise price per share of $1.50 (the “Exercise Price”), all subject to the terms, provisions, conditions and adjustments (including adjustments to number of shares and Exercise Price) herein set forth. This Warrant is the Warrant issued in connection with and has been issued to Licensor in consideration of the Technology License granted under the License Agreement. The Parties understand and agree that this Warrant and the rights granted under this Warrant shall survive termination of the License Agreement. Capitalized terms used herein which are not specifically defined in other sections of this Warrant, shall have the meanings set forth in Section 9.

1. Warrant Term. The purchase rights represented by this Warrant are subject to vesting as set forth in Exhibit B attached hereto and are exercisable in whole at any time and from time to time, from and after the date they are vested and on or prior to the earlier of the fifth (5th) anniversary of the date hereof. (such date being the “Expiration Time”).

2. Exercise of Warrant; Payment of Taxes.

2.1 Exercise of Warrant. The purchase rights represented by this Warrant may be exercised by the Warrantholder to the extent they have vested as provided in Exhibit B, in whole and from time to time, by the surrender of this Warrant (with a duly executed notice of exercise form, the “Exercise Form”, in the form attached hereto as Attachment A) at the principal office of the Company and by the payment to the Company of an amount equal to the then applicable Exercise Price per share multiplied by the number of Warrant Shares then being purchased. The Warrantholder shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Warrant Shares represented thereby (and such Warrant Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised.

(a) Nothwithstanding anything to the contrary contained herein or in the License Agreement, this Warrant shall be automatically cancelled and of no further force or effect with respect to all unexercised portions hereof (whether or not vested) in the event there shall be a material breach by Warrantholder of any of his representations, warranties, covenants or obligations under the License Agreement.

2.2 Net Exercise.

(a) In lieu of payment in cash, the rights represented by this Warrant may also be exercised at any time by a written notice of exercise in the form of Attachment A attached hereto, providing for the net exercise of this Warrant for the Warrant Shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised), specifying that this net exercise election has been made, and the net number of Warrant Shares to be issued after giving effect to such net exercise. In the event the Warrantholder makes such election, Company shall issue to the Warrantholder a number of Warrant Shares computed using the following formula:

X = Y(A-B)
           A
Where:
X = the number of Warrant Shares to be issued to the Warrantholder
Y = the number of Warrant Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (as of the date of such net exercise)

A = the Fair Market Value of one Share of Common Stock (as of the date of such net exercise)

B = Exercise Price of one Share of Common Stock (as adjusted to the date of such net exercise)

(b) For purposes of this Section 2.2, “Fair Market Value” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on the American Stock Exchange, the New York Stock Exchange, the NASDAQ National Market or the NASDAQ SmallCap Market (each a “Principal Market”), the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Principal Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (b) if the Common Stock is not then listed or quoted on a Principal Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board (or any successor market), the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board (or any successor market); (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board (or any successor market) and if prices for the Common Stock are then reported in the “Pink Sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by a nationally recognized-independent appraiser selected in good faith by the Licensee.

2.3 Warrant Shares Certificate. A stock certificate for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder within five (5) Business Days after receipt of the Exercise Form by the Company and payment by the Warrantholder of the aggregate Exercise Price (or net exercise in lieu of payment as permitted in Section 2.2), along with a check from the Company in lieu of any fractional shares which the Warrantholder would be entitled to purchase under this Warrant. If this Warrant was exercised in part, the Company shall, at the time of delivery of the stock certificate, deliver to the Warrantholder a new Warrant evidencing the right to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant.

3. Restrictions on Transfer; Restrictive Legends.

3.1 Restrictions on Transfer. This Warrant and the Warrant Shares issuable upon exercise of all or part of this Warrant are unregistered securities that are subject to the restrictions on transfer imposed by the Securities Act and applicable state securities laws and may not be offered, sold, transferred, pledged or otherwise disposed of, in whole or in part, to any Person other than in accordance with the Securities Act and applicable state securities laws.

3.2 Restrictive Legends. Until such time as the restrictions on transfer imposed on this Warrant by the Securities Act and applicable state securities laws shall no longer be effective, this Warrant, any Warrant issued to the Warrantholder upon the partial exercise of this Warrant pursuant to Section 2 shall be stamped or otherwise imprinted with a legend in substantially the form as set forth on the cover of this Warrant. Until such time as the restrictions on transfer imposed on the Warrant Shares by the Securities Act, applicable state securities laws and the Stockholders’ Agreement shall no longer be effective, each stock certificate for Warrant Shares and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in a form generally used by the Company for unregistered issuances of Common Stock.

4. Reservation and Registration of Warrant Shares. The Company covenants and agrees as follows:

4.1 Validly Issued and Free of Encumbrances. All Warrant Shares issued upon the exercise of all or any part of this Warrant shall, upon issuance and payment of the Exercise Price therefore (or upon net exercise as permitted herein), be validly issued, fully paid and nonassessable, issued in compliance with all applicable federal and state securities laws, and free from all taxes, liens and charges with respect to the issue thereof, and not subject to any preemptive rights.

4.2 Sufficient Authorized Shares. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved, for the purpose of issuance of Common Stock upon any exercise of the purchase rights evidenced by this Warrant, and shall keep available free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

4.3 Noncontravention. The Company shall not, by amendment of its Charter or through any reorganization, transfer of assets, spin-off, consolidation, merger, dissolution, issue or sale of securities or any other action or inaction, avoid or seek to avoid the observance or performance of any of the terms of this Warrant to be observed or performed hereunder, and shall at all times in good faith assist in performing, carrying out, and giving effect to the terms hereof and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against dilution or other impairment.

5. Anti-Dilution Adjustments. From and after the date hereof and until the Expiration Date, notwithstanding the fact that no Warrant Shares shall be issued and outstanding, the Exercise Price, and the number and type of Warrant Shares or other securities to be received upon exercise of this Warrant, shall be subject to adjustment as follows:

5.1 Issuances of Common Stock Below Exercise Price.

(a) If the Company shall, at any time or from time to time after the Original Issuance Date, issue any shares of Common Stock (or be deemed to have issued shares of Common Stock as provided herein), other than Excluded Stock, without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to the issuance of such Common Stock, then the Exercise Price, as in effect immediately prior to each such issuance, shall forthwith be lowered to:

(1) an amount equal to the sum of (X) the total number of shares of Common Stock Deemed Outstanding immediately prior to such issuance, multiplied by the Exercise Price in effect immediately prior to such issuance, and (Y) the consideration received by the Company upon such issuance; by

(2) the total number of shares of Common Stock Deemed Outstanding immediately after the issuance of such Common Stock.

(a) for the purposes of any adjustment of the Exercise Price pursuant to paragraph (a) above, the following provisions shall be applicable:

(1) In the case of the issuance of Common Stock for cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance and sale thereof.

(2) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value per share thereof, as reasonably determined in good faith by the Board, irrespective of any accounting treatment.

(3) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities (except for options or rights to acquire or subscribe for Excluded Stock):

(A) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 5.1(b)(1) and 5.1(b)(2) above), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

(B) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 5.1(b)(1) and 5.1(b)(2) above);

(C) on any change in the number of shares or exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchanges for such securities, other than a change resulting from the antidilution provisions thereof, the Exercise Price shall forthwith be readjusted to the Exercise Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change; and

(D) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Exercise Price shall forthwith be readjusted to the Exercise Price as would have been obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities, or upon the exercise of the options or rights related to such securities and subsequent conversion or exchange thereof.

(c) Whenever the Exercise Price is adjusted under this Section 5.1, the number of Warrant Shares issuable on exercise hereof shall be multiplied by a fraction the numerator of which is the Exercise Price immediately before such adjustment and the denominator is the Exercise Price as so adjusted.

5.2 Stock Dividends and Combinations.

(a) If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Exercise Price shall be decreased and the number of shares of Common Stock issuable on exercise of this Warrant shall be increased in proportion to such increase in outstanding shares.

(b) If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Exercise Price shall be increased and the number of shares of Common Stock issuable on exercise of this Warrant shall be decreased in proportion to such decrease in outstanding shares.

5.3 Recapitalization, Etc. In the event of any capital reorganization of the Company, any reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Company, this Warrant shall after such reorganization, reclassification, consolidation or merger be exercisable for the kind and number of shares of stock or other securities or property of the Company or of the company resulting from such consolidation or surviving such merger to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon exercise of this Warrant would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations and mergers.

5.4 De Minimis Adjustments. No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 0.1% in the Exercise Price; provided, however that any adjustments not required to be made by virtue of this sentence shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5 shall be made to the nearest one hundredth (1/100) of a cent or the nearest one tenth (1/10) of a share, as the case may be.

5.5 Dividends. Without duplication of any other adjustment provided for in this Section 5, at any time the Company makes or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in property or securities of the Company other than shares of Common Stock, then, and in each such case,

(a) the Exercise Price then in effect shall be adjusted (and any other appropriate action shall be taken by the Company) by multiplying the Exercise Price in effect immediately prior to the date of such dividend or distribution by a fraction, (i) the numerator of which shall be the Fair Market Value (in all such cases under Section 5.5, as shall be determined pursuant to Section 2.2) of Common Stock immediately prior to the date of such dividend or distribution, less the Fair Market Value of the portion of the property or securities applicable to one share of Common Stock so dividend or distributed, and (ii) the denominator of which shall be the Fair Market Value of the Common Stock immediately prior to the date of such dividend or distribution (such fraction not to be greater than one); and

(b) the number of Warrant Shares for which this Warrant is exercisable immediately prior to such dividend or distribution shall be adjusted (and any other appropriate actions shall be taken by the Company) by multiplying the then-current number of Warrant Shares in effect immediately prior to the date of such dividend or distribution by a fraction, (i) the numerator of which shall be the Exercise Price in effect immediately prior to the date of such dividend or distribution, and (ii) the denominator of which shall be the adjusted Exercise Price as determined pursuant to Section 5.5(a) above (such fraction not to be less than one).

Such adjustments shall be made whenever the Company makes or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in property or securities of the Company (other than shares of Common Stock) and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such dividend or distribution.

6. Loss or Destruction of Warrant. Subject to the terms and conditions hereof, upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver to the Warrantholder a new Warrant of like tenor.

7. Ownership of Warrant. The Company may deem and treat the Person in whose name this Warrant is registered as the Warrantholder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer.

8. Amendments. Any provision of this Warrant may be amended and the observance thereof waived only with the written consent of the Company and the Warrantholder.

9. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

“Affiliate” means, (1) with respect to any Person, any of (a) a director, officer or stockholder holding 5% or more of the capital stock (on a fully diluted basis) of such Person, (b) a spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of any director or officer of such Person) and (c) any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person or (2) in any event, any Person meeting the definition of “Affiliate” set forth in Rule 405 under the Securities Act. The term “control” includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Board of Directors” or “Board” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or a day on which national banks are authorized by law to close in the State of Nevada.

“Charter” means the Articles of Incorporation of the Company, as amended from time to time.

“Common Stock” means the Company’s presently authorized Common Stock, $.001 par value, and any stock into or for which such Common Stock may hereafter be converted or exchanged pursuant to the Charter of the Company as amended from time to time as provided by law and in such Charter.

“Common Stock Deemed Outstanding” means, at any given time, the sum of (i) the number of shares of Common Stock actually outstanding at such time, (ii) the number of shares of Common Stock issuable upon conversion of the Preferred Stock, and (iii) the number of shares of Common Stock issuable upon the exercise in full of all Convertible Securities whether or not the Convertible Securities are convertible into Common Stock at such time, but shall exclude any shares of Common Stock or Convertible Securities in the treasury of the Company or held for the account of the Company or any of its subsidiaries.

“Convertible Securities” means securities or obligations that are exercisable for, convertible into or exchangeable for shares of Common Stock. The term includes options, warrants or other rights to subscribe for or purchase Common Stock or to subscribe for or purchase other securities that are convertible into, directly or indirectly, or exchangeable for Common Stock.

“Excluded Stock” means (i) all shares (as adjusted equitably for stock dividends, stock splits, combinations and the like) of Common Stock issuable upon exercise of stock options granted to directors, officers, consultants, advisors, employees or former employees of the Company or its subsidiaries or Affiliates, (ii) shares of Common Stock issued upon conversion of shares of Preferred Stock, (iii) shares of Common Stock or securities convertible into or exercisable for Common Stock issued in connection with any recapitalization, reclassification, subdivision, stock split, stock dividend or combination of shares of Preferred Stock or Common Stock, (iv) shares of Common Stock or securities convertible into or exercisable for Common Stock issued in connection with debt financing transactions, strategic transactions, mergers or acquisitions approved in advance by a majority of the Board, (v) securities offered to the public pursuant to a registered public offering, (vi) shares of Common Stock (as adjusted equitably for stock dividends, stock splits, combinations and the like) issuable upon exercise of stock purchase warrants outstanding on the Original Issuance Date, and (vii) shares of Common Stock issued upon exercise, conversion or exchange of any Convertible Securities not previously described above.

“Original Issuance Date” means the date and time that the first Warrant is issued by the Company.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Preferred Stock” means any Preferred Stock of the Company.

“License Agreement” means the Amended and Restated Technology License Agreement of even date herewith between the Warrantholder and the Company, and to which this Warrant is Exhibit A.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the United States Securities and Exchange Commission thereunder.

10. Miscellaneous Provisions.

10.1 Entire Agreement. This Warrant and the License Agreement constitute the entire agreement between the Company and the Warrantholder with respect to this Warrant.

10.2 Binding Effect; Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective permitted successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective permitted successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

10.3 Section and Other Headings. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

10.4 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service, overnight mail or personal delivery:

If to the Company:

Open Energy Corporation
5114 Via de la Valle
Suite 200
Solana Beach, CA 92075
Telephone: (858) 794-8800
Facsimile:
Attention: Chief Financial Officer

with a copy (which shall not constitute notice) to:

Edwards Angell Palmer & Dodge LLP
750 Lexington Avenue
New York, NY 10022-1200
Telephone: (212) 308-4411
Facsimile: (212) 308-4844
Attention: Donald R. Glenn, Esq.
If to the Warrantholder:

to the addressees reflected on the Warrant
register maintained by the Company

All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier or overnight mail, if delivered by commercial courier service or overnight mail; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may, by notice given in accordance with this Section 11.4, designate another address or Person for receipt of notices hereunder.

10.5 Issuance Tax, Attorneys’ Fees, Notices, Successors

10.6 Severability. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

10.7 Governing Law. All issues concerning this Warrant shall be governed by and construed in accordance with the law of the State of Nevada, without regard to the conflicts of law principles thereof.

10.8 Rights as Shareholders. No Warrantholder, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or otherwise be entitled to any voting or other rights as a shareholder of the Company, until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise shall have become deliverable, as provided herein.

11. Disposition of Warrant or Shares of Common Stock. This Warrant may not be sold, transferred or subdivided by the Warrantholder except in case of his death to his heirs and legatees. With respect to any offer, sale or other transfer or disposition of any Warrant Shares acquired pursuant to the exercise of this Warrant, the Warrantholder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder’s counsel (if reasonably requested by the Company and reasonably satisfactory to the Company) to the effect that (i) such offer, sale or other transfer or disposition may be effected without registration or qualification of this Warrant or such shares of Common Stock under the Securities Act as then in effect, and (ii) indicating whether or not under the Securities Act this Warrant or the certificates representing such shares of Common Stock to be sold or otherwise transferred or disposed of require any restrictive legend thereon in order to ensure compliance with the Securities Act; provided, however, that a written opinion of holder’s counsel shall not be required in connection with any sale pursuant to Rule 144. This Warrant or the certificates representing the shares of Common Stock thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to insure compliance with the Securities Act, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to insure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with the foregoing restrictions.

12. Warrantholder’s Representations. The Warrantholder acknowledges that it has had access to all material information concerning the Company which it has requested. The Warrantholder also acknowledges that it has had the opportunity to, and has to its satisfaction, questioned the officers of the Company with respect to its investment hereunder. The Warrantholder represents that it understands that the Warrant and the Common Stock are speculative investments, that it is aware of the Company’s business affairs and financial condition and that it has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Warrant. The Warrantholder is purchasing the Warrant and any Common Stock issued upon exercise thereof for investment for its own account only and not with a view to, or for resale in connection with, any “distribution” thereof in violation of the Securities Act or applicable state securities laws. The Warrantholder further represents that it understands that the Warrant and Common Stock have not been registered under the Securities Act or applicable state securities laws by reason of specific exemptions therefrom, which exemptions depend upon, among other things, the bona fide nature of the Warrantholder’s investment intent as expressed herein. The Warrantholder is an “accredited investor” as defined in Regulation D promulgated under the Securities Act.

13. Company’s Representations. As a material inducement to the Warrantholder to purchase this Warrant, the Company hereby represents and warrants that:

(a) The Company has made all filings under applicable federal and state securities laws necessary to consummate the issuance of this Warrant pursuant to this Agreement in compliance with such laws, except for such filings as may be made properly after the date hereof.

(b) The execution, delivery and performance of this Warrant have been duly authorized by the Company. This Warrant constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of this Warrant, the issuance of the Common Stock upon exercise of the Warrant, and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, or (ii) constitute a default under, the charter or bylaws of the Company or any agreement, instrument, order, judgment or decree to which the Company is subject, except for any such filings required under applicable “blue sky” or state securities laws or under the Securities Act.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the ______ day of _____________ 2006.

Issued By:	Accepted By:

OPEN ENERGY CORPORATION

By:______________________________ Name: Title:	______________________________ Melvin Prueitt Dated: , 2006

Attachment A: Exercise Form

(To be executed upon exercise of this Warrant)

To:	Open Energy Corporation
5114 Via De La Valle, Suite 200, Solana Beach, CA 92075
Attention: Chief Financial Officer

[1. The undersigned hereby elects to purchase __________________________ shares of Common Stock of Company pursuant to the terms of the attached Warrants, and tenders herewith payment of the purchase price of such shares in full.]

[1. The undersigned hereby elects to purchase __________________________ shares of Common Stock of Company pursuant to a net exercise of the Warrant as provided in Section 2 of the Warrant.]

1. Check here if applicable: ___ The undersigned confirms that this exercise is made in connection with the occurrence of a public offering, sale or merger of the Company, and the undersigned further elects to condition this exercise of the Warrant upon the consummation of said public offering, sale or merger of the Company. This exercise shall not be deemed to be effective until the consummation of such transaction. In the event that transaction is not consummated within 45 days of the targeted date of the transaction, the undersigned will advise Company whether or not this exercise should be deemed rescinded.

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

[name]
[address]

3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing such shares.

[name]

By:______________________________ (Signature) Its:______________________________

Date: _________________

Exhibit B
Vesting Schedule of Warrant

The Warrant shall become exercisable only with respect to the following number of shares of Common Stock as follows:

Distribution Number	Date	Number of Underlying Shares Becoming Exercisable
1	9/30/2006	300,000
2	12/31/2006	300,000
3	3/31/2007	300,000
4	6/30/2007	300,000
5	9/30/2007	300,000
6	12/31/2007	300,000
7	3/31/2008	300,000
8	6/30/2008	133,438